Exhibit 10.5.1

EXHIBIT “A”

330 Commerce Street Building Legal Description

TRACT NO. I:

Being a volume of air containing 3,200,912 cubic feet, more or less, with its lower level boundary beginning at Elevation 530.0 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bolt fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Old Commerce Street, closed by Metropolitan Bill No. 083-18; thence, with said westerly margin of Third Avenue, North, south 27 degrees 25 minutes 00 seconds east, 122.96 feet to a point in the northerly margin of Commerce Street; thence, with said northerly margin, south 62 degrees 30 minutes 03 seconds west, 174.45 feet to a point in the easterly margin of Printer’s Alley; thence, with said easterly margin, north 27 degrees 40 minutes 45 seconds west, 122.48 feet to a point; thence, north 62 degrees 20 minutes 37 seconds east, 1.00 feet to a point; thence, continuing with the easterly margin of Printer’s Alley, north 27 degrees 32 minutes 23 seconds west, 53.40 feet to a point; thence, north 62 degrees 08 minutes 37 seconds east, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence, with said westerly margin, south 27 degrees 29 minutes 23 seconds east, 54.00 feet to the point of beginning, containing 30,778 square feet or 0.71 acre, more or less.

Being the same property conveyed to J. C. Bradford & Co., a Tennessee partnership, by deed from Linville Properties, Co., of record in Book 7089, page 112, said Register’s Office, by deed from Commerce Street Venture, of record in Book 7902, page 213, said Register’s Office, and by deeds from Richland Parking Co., a Tennessee partnership, of record in Book 8266, page 805, and Book 8279, page 793, said Register’s Office.

TRACT NO. II:

A leasehold estate pursuant to a lease dated as of December 1, 1985, by and between Commerce Street Venture (Lessor) and Linville Properties Co. (Tenant) a memorandum of said lease is recorded in Book 6739, page 374, and re-recorded in Book 6740, page 822, and further re-recorded in Book 7075, page 517, said Register’s Office, and subsequently leased to J. C. Bradford & Co. (Tenant) from Linville Properties, Co. (Lessor) by lease dated as of December 1, 1986, a memorandum of lease is of record in Book 7089, page 118, said Register’s Office.

Being a portion of a parcel of land in Nashville, First Civil District, Eighteenth Councilmanic District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Old Commerce Street, closed by Metropolitan Bill No. 083-18; thence, with said westerly margin of Third Avenue, North, south 27 degrees 25 minutes 00 seconds east, 122.96 feet to a point in the northerly margin of Commerce Street; thence, with said northerly margin, south 62 degrees 30 minutes 03 seconds west, 174.45 feet to a point in the easterly margin of Printer’s Alley; thence, with said easterly margin, north 27 degrees 40 minutes 45 seconds west, 122.48 feet to a point; thence, north 62 degrees 20 minutes 37 seconds east, 1.00 feet to a point; thence, continuing with the easterly margin of Printer’s Alley, north 27 degrees 32 minutes 23 seconds west, 53.40 feet to a point; thence, north 62 degrees 08 minutes 37 seconds east, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence, with said westerly margin, south 27 degrees 29 minutes 23 seconds east, 54.00 feet to the point of beginning, containing 30,778 square feet or 0.71 acre, more or less.

Being part of the property conveyed to The Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, by deed from Thomas C. Scott and Robert P. Thomas, Co-Trustees, with full power to sell, transfer, encumber and convey without the joinder of any beneficiary, Central Parking System, Inc., a corporation, and RCM Interest, a limited partnership, of record in Book 6456, page 32, said Register’s Office, and leased to Commerce Street Venture, by Lease of record in Book 6456, page 37, said Register’s Office, as amended in Book 6699, page 486, as re-recorded in Book 6700, page 764, said Register’s Office.

TRACT NO. III:

A reciprocal easement for ingress and egress, parking, utilities and support as contained in that certain Reciprocal Easement Agreement, of record in Book 6733, page 331, as re-recorded in Book 6740, page 775, said Register’s Office, in and to a parcel of land in Nashville, First Civil District, Eighteenth Councilmanic District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Old Commerce Street, closed by Metropolitan Bill No. 083-18; thence, with said westerly margin of Third Avenue, North, south 27 degrees 25 minutes 00 seconds east, 122.96 feet to a point in the northerly margin of Commerce Street; thence, with said northerly margin, south 62 degrees 30 minutes 03 seconds west, 174.45 feet to a point in the easterly margin of Printer’s Alley; thence, with said easterly margin, north 27 degrees 40 minutes 45 seconds west, 122.48 feet to a point; thence, north 62 degrees 20 minutes 37 seconds east, 1.00 feet to a point; thence, continuing with the easterly margin of Printer’s Alley, north 27 degrees 32 minutes 23 seconds west, 53.40 feet to a point; thence, north 62 degrees 08 minutes 37 seconds east, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence, with said westerly margin, south 27 degrees 29 minutes 23 seconds east, 54.00 feet to the point of beginning, containing 30,778 square feet or 0.71 acre, more or less.

EXHIBIT “B”

SPACE PLANS

[SEE ATTACHED]

EXHIBIT “C”

DESCRIPTION OF TENANT’S WORK

Tenant represents and warrants that the Tenant’s Work on the Premises as described herein will be completed pursuant to applicable building codes administered in Nashville, Davidson County, Tennessee as of the date of the issuance of the use and occupancy permit for the Premises.

EXHIBIT “D”

330 Commerce Street - Nashville, Tennessee

HVAC SPECIFICATIONS

The HVAC System shall be capable of maintaining 75 degrees Fahrenheit (“F”) (+/- 1 degree F) at 50% relative humidity, when the outdoor conditions are 94 degrees F dry bulb and 74 degrees F wet bulb. The HVAC System shall be capable of maintaining 72 degrees F (+/- 1 degree F) at outdoor temperature of 10 degrees F. The HVAC System is designed upon (i) lighting and equipment electrical connected load of 8 watts per rentable square foot, (ii) occupancy rate of one person per. 200 rentable sq. ft., and (iii) outside air supplied at 20 CFM per person.

EXHIBIT “E”

330 Commerce Street - Nashville, Tennessee

CLEANING SPECIFICATIONS

Landlord agrees that, at its expense, it will do the following standard janitorial work for the Premises:

I.	General Space Cleaning - Five (5) nights per week Monday thru Friday
A.	Nightly
1.	Empty waste receptacles.
2.	Replace plastic liners in waste receptacles as required.
3.	Remove waste to compactor.
4.	Clean entrance glass.
5.	Clean glass in directories.
6.	Spot clean all interior glass.
7.	Spot clean walls, doors, door frames and around light switches.
8.	Clean the elevators including walls, floors, doors, lights, tracks and indicator panels.
9.	Clean and polish stainless steel in the main lobby, elevator lobbies, elevators, etc.
10.	Damp wipe spillages on furniture in lounge and lunchroom areas.
11.	Sanitize and polish all drinking fountains.
12.	Spot clean carpet as needed.
13.	Damp mop trackage and spillage as required.
14.	Dust or damp wipe handrails and metalwork as required.

B.	Monthly
15.	Clean desk tops.
16.	Perform high dusting not reached in normal cleaning.
17.	Spray buff vinyl tile flooring in tenant and service areas.

C.	Annually
18.	Carpet cleaning once per year beginning in 2003.
19.	Clean outside windows two (2) times.

II.	Lavatories
A.	Daily
1.	Empty waste receptacles, as needed.
2.	Fill all towel, toilet tissue, sanitary napkin and hand soap dispensers, as needed.
3.	Floors to be spot-swept.

B.	Nightly
4.	Empty waste and sanitary napkin disposal receptacles.
5.	Replace plastic liners as required.
6.	Clean commodes and urinals with a disinfectant.
7.	Clean washbowls with a scouring powder.
8.	Polish mirrors.
9.	Polish all brightwork.
10.	Spot clean ceramic tile walls and metal partitions.
11.	Floors to be swept, wet mopped and rinsed, using a disinfectant detergent.
12.	Fill all towel, toilet tissue, sanitary napkin and hand soap dispensers.

B.	Monthly
13.	Wash and disinfect ceramic tile walls and metal partitions.
14.	Wash interior of waste and sanitary napkin disposal containers.

EXHIBIT “F”

LIST OF PARKING GARAGES

1.	Firstar Building Garage – One Nashville Place
2.	Commerce Center Garage
3.	Sun Trust Financial Center Garage

EXHIBIT “G”

FORM OF SUBORDINATION, NON-DISTURBANCE & ATTORNMENT

AGREEMENT

THIS INSTRUMENT PREPARED BY:

STOKES BARTHOLOMEW EVANS & PETREE, P.A. (FRH)

424 Church Street Suite 2800

Nashville, Tennessee 37219

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”), made and entered into as of the      day             , 2002, by and among COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation (“Tenant”), K & M ENTERPRISES, a Tennessee general partnership (“Landlord”), and AMSOUTH BANK, an Alabama state bank with offices in Nashville, Tennessee (“Lender”).

WITNESSETH:

WHEREAS, Lender previously made a loan to Landlord in the original principal amount of $11,396,000.00 (the “Loan”), in order to provide financing for the acquisition of certain tracts of real property including certain air rights over real property located at 330 Commerce Street in Davidson County, Tennessee (the “Land”) and the commercial office building and other improvements located thereon or therein (collectively,..the “Improvements”). The Land, the Improvements, and all personal property, both tangible and intangible (including replacements, substitutions and after-acquired property), now or hereafter owned by Landlord and located on the Land, and all related appurtenances are herein after individually called the “Property” or the “Commerce Street Building”; and

WHEREAS, the Loan was secured by a first lien Deed of Trust and Security Agreement on Landlord’s interest in the Property dated October 17, 2000 and recorded in the Register’s Office of Davidson County, Tennessee, at Instrument Number 20001018-0103466, as amended by the First Amendment to Deed of Trust and Security Agreement recorded in the Register’s Office of Davidson County, Tennessee at Instrument Number 20010523-0053665, and as further amended by the Second Amendment to Deed of Trust and Security Agreement dated December 11, 2001, and recorded in the Register’s Office of Davidson County, Tennessee, at Instrument Number 20011213-0137528 (collectively, the “Security Instrument”); and

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated                 , 2002 (the “Lease”), with respect to the third and fourth floors (the “Demised Premises”) of the Commerce Street Building, which is

NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.        Subordination:    Tenant hereby subordinates all of its right, title and interest in, to and under the Lease to the lien and security title of the Security Instrument, and acknowledges and agrees that the Lease shall at all times hereafter be subject and subordinate in all respects to the Security Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions of this Agreement.

2.        Notice to Lender; Lender’s Cure.    Notwithstanding any provision in the Lease to the contrary, no default in the performance of any of Landlord’s obligations under the Lease that is of such a nature as to give Tenant a right to terminate the Lease or to reduce the rent payable under the Lease or to any credit, reduction or offset against future rents shall entitle Tenant to exercise any such right, power or remedy unless and until notice of such default is given to Lender. Tenant shall provide Lender with a copy of any such notices at the same time it provides such notices to Landlord and Lender shall have the right, but not the obligation, to remedy or cure such default at any time prior to such time afforded Landlord to remedy or cure such default under the terms of the Lease.

3.        Non-Disturbance of Tenant’s Possession.    So long as Tenant is not in default (beyond any applicable cure or notice periods) under the terms and conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant’s occupancy of the Demised Premises during the original or any renewal term of the Lease or any extension thereof, notwithstanding foreclosure of the Security Instrument, exercise of the power of sale thereunder, acceptance of a deed in lieu of foreclosure or exercise of any other remedy provided in the Security Instrument, in any assignment of leases and rents in favor of Lender or pursuant to the laws of the state in which the Premises are situated.

4.        Lender’s Obligations.

(a)

As long as Landlord retains a fee interest in the Premises, no person or entity who exercises a right arising under the Security Instrument or any assignment of the Lease to receive the rents payable by Tenant under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions and agreements of Landlord under the Lease. Landlord and Tenant agree that Tenant shall make all payments to be made by Tenant under the Lease to such person or entity upon receipt of written notice of the exercise of such right, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. Landlord agrees that Tenant is entitled to rely on any such written notice, and that Tenant shall be relieved of any rental obligations under the Lease to the extent Tenant makes any rental payments to such person or entity pursuant to such written notice. Receipt of rent by such other person shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look only to Landlord for performance thereof.

(b)

In the event of Lender’s purchase of the Premises at a sale pursuant to the foreclosure of or the exercise of any power of sale under the Security Instrument or acceptance of a deed in lieu of foreclosure, Lender shall thereby become obligated to Tenant for the performance of the terms, covenants, conditions and agreements of Landlord under the Lease arising on or after the date of Lender’s purchase thereof; provided, however, that Tenant’s sole remedies against the Lender for any act or omission in contravention of any provision of the Lease shall be to (i) cancel the Lease, (ii) exercise Tenant’s remedies of “self-help” or offset in accordance with the provisions of the Lease, or (iii) seek to recover a money judgment against Lender, with recourse only against Lender’s right, title and interest in and to the Land and Improvements for collection of such judgment. Tenant hereby waives any right to recover any additional funds from any source whatsoever from Lender or any of its’ other assets. Upon Lender’s sale, assignment or transfer of its fee interest in the Premises, Lender shall be fully released and discharged from any and all obligations and liabilities under the Lease without the necessity of any further action by any party; provided that the purchaser, assignee or transferee of said interest shall assume Landlord’s obligations under the Lease.

5.        Special Rights of Lender.    In addition to and not in lieu of any other provisions of this Agreement, Lender shall not in any way or to any extent be:

(a)

liable for any act or omission of any landlord prior to the date Lender becomes obligated to Tenant under the Lease pursuant to Section 4(b) hereof, in contravention of any provision of the Lease, except for obligations of the Landlord under the Lease continuing to exist after Lender acquires Landlord’s interest in and possession of the Premises; or

(b)

subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord), except to the extent (i) expressly set forth in Section 2.3.1 of the Lease concerning completion of the Landlord’s Work, in Section 9.9 concerning Landlord’s default, and in Section 10.25 concerning Tenant’s right of offset in the Lease and (ii) the Lender shall attempt to enforce rent accrued prior to its succession of Interest; or

(c)

bound by any rent or additional rent that Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord), except as permitted under Section 4.4 concerning payment by Tenant of certain estimated operating expenses, or by Section 9.1 concerning the located on that portion of the Land described on Exhibit A attached hereto, all as more particularly set forth in the Lease; and

WHEREAS, the Lease may be prior in time to the Security Instrument and to the right, title and interest of Lender thereto and thereunder; and

WHEREAS, Tenant is willing to subordinate the Lease to the lien and security title of the Security Instrument if Lender gives certain assurances that Tenant’s possession of the Demised Premises will not, subject to the terms and conditions of this Agreement, be disturbed by reason of a foreclosure of the lien and security title of, or exercise of the power of sale under, the Security Instrument; and

WHEREAS, Lender is willing to provide such assurances to Tenant upon and subject to the terms and conditions of this Agreement;

requirement of Tenant to pay rent quarterly following certain late payment notices, or to the extent actually received by Lender; or

(d)

bound by any agreement or modification of the Lease reducing the amount of rent or other payments payable by Tenant, modifying the term or renewals or increasing the obligation of Landlord under the Lease made without Lender’s consent; or

(e)	in any way responsible for any deposit or security that was delivered to Landlord but which was not subsequently delivered to Lender.

Notwithstanding anything to the contrary contained in this Agreement, if Lender acquires Landlord’s interest in and possession of the Premises and a Landlord default has occurred and is continuing, Tenant shall not be considered as having waived any rights that Tenant may have to require that Lender remedy such default if the Landlord default continues after the date Lender acquires Landlord’s interest in and possession of the Premises.

6.        Attornment.    Tenant agrees that if Lender acquires title to the Premises as a result of foreclosure of the Security Instrument, exercise of the power of sale thereunder or the acceptance of a deed in lieu of foreclosure, or if Lender obtains control of the Premises pursuant to any other rights, powers or remedies contained in the Security Instrument, any assignment of leases and rents in favor of Lender or the laws of the state in which the Premises are situated, Tenant will, upon request of Lender or any other person or entity succeeding to the interest of Lender as a result of the exercise of any such right, power or remedy, automatically become the lessee or tenant of Lender or such successor in interest, without any change in the terms and provisions of the Lease, and Tenant will, upon request of Lender or said successor in interest, deliver an instrument or instruments, in recordable form, confirming such attornment; provided, however, that Tenant’s sole remedies against the Lender for any act or omission in contravention of any provision of the Lease shall be to (i) cancel the Lease, (ii) exercise Tenant’s remedies of “self-help” or offset in accordance with the provisions of the Lease, or (iii) seek to recover a money judgment against Lender, with recourse only against Lender’s right, title and interest in and to the Land and Improvements for collection of such judgment. Furthermore, upon the happening of any of the above-described events, the Lease between Landlord and Tenant shall be deemed to be modified to include the provisions contained herein, notwithstanding any other provision of said Lease.

7.        Representations and Warranties of Landlord.    Landlord, in order to induce Lender to enter into this Agreement, hereby affirms that:

(a)	Contemporaneously with or prior to the execution of this Agreement, Landlord has delivered or caused to be delivered to Lender a full, true and complete copy of the Lease as amended to date.

8.        Representations and Warranties of Tenant.    Tenant, in order to induce Lender to enter into this Agreement, hereby affirms that:

(a)	the Lease is in full force and effect and has not been modified or amended, except as herein set forth;

(b)	no rent has been prepaid under the Lease;

(c)	to the best of the knowledge and belief of the undersigned, Landlord is not in default in the performance of any of Landlord’s obligations under the Lease; and

(d)	Tenant has no present right of offset against any rent due or to become due under the Lease.

8.        Application of Proceeds of Casualty Insurance and Condemnation Proceeds.    Lender agrees that all proceeds of the casualty insurance described in the Lease and awards described in the Lease will be made available for restoration of the Property as and to the extent required by the Lease, subject only to reasonable regulation regarding the disbursement and application thereof; provided, however, in the event that Lender reasonably determines that such net proceeds will be insufficient to complete such restoration, the party responsible for such restoration under the Lease shall, at Lender’s request, and prior to the disbursement of any part of such net proceeds, either (i) deposit with Lender a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Lender in its good faith judgment) exceeds the actual amount of such net proceeds, or (ii) furnish evidence satisfactory to Lender of the ability of such party to restore fully the Premises with such net proceeds (and any other resources available for such purposes).

9.        Notices.    Any and all notices, elections, demands or requests permitted or required to be made under this Agreement shall be in writing and shall be sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election, demand or request, and rejection, refusal to accept or inability to deliver because of a changed address of which no notice was sent shall not affect the validity of any notice, election, demand or request given in accordance with the provisions of this Agreement. For purposes of this Agreement:

The address of Tenant is:

TENANT (Prior to Occupancy):	Country Music Television, Inc.
2806 Opryland Drive
Nashville, Tennessee 37214

Attention: General Manager

TENANT (After Occupancy):	Country Music Television, Inc.
330 Commerce Street
Nashville, Tennessee 37201
Attention: General Manager

With a copy to:	Viacom Inc.
1515 Broadway
New York, New York 10036
Attention: General Counsel

The address of Landlord is:	K & M Enterprises
2617 Grandview Avenue
Nashville, Tennessee 37211
Attention: Walter G. Knestrick
Telecopy No. 615-256-8471

With a copy to:	Stokes Bartholomew Evans & Petree, P.A.
424 Church Street, Suite 2800
Nashville, Tennessee 37219-2386
Attention: Fred Russell Harwell, Esq.
Telecopy No. 615-259-1470

The address of Lender is:	AmSouth Bank
Commercial Real Estate
AmSouth Center, 8th Floor
Nashville, Tennessee 37237
Attention: Dan Salley, Senior Vice President
Telecopy No. 615-748-2119

10.        Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. Numbered and titled paragraph headings are for convenience of reference only, and neither amplify nor limit the provisions hereof. When used herein, the singular shall include the plural, and vice versa, and the use of any gender shall include all other genders. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision(s) to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed, as of the day and year first above written.

TENANT:

COUNTRY MUSIC TELEVISION, INC.

By:
Name:
Title:

LANDLORD:

K & M ENTERPRISES

By:
Walter G. Knestrick
Managing General Partner

LENDER:

AMSOUTH BANK

By:
Name:
Title:

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid,                              with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is the                             , of COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation, and is authorized by the corporation to execute this instrument on behalf of the corporation.

WITNESS my hand, at office, this          day of                     , 2002.

Notary Public

My Commission Expires:

STATE OF TENNESSEE	)
COUNTY OF DAVIDSON	)

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid, Walter G. Knestrick, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is the Managing General Partner of K & M ENTERPRISES, a Tennessee general partnership, and is authorized by the partnership to execute this instrument on behalf of the partnership.

WITNESS my hand, at office, this          day of                     , 2002.

Notary Public

My Commission Expires:

STATE OF TENNESSEE	)
COUNTY OF DAVIDSON	)

Personally appeared before me, the undersigned, a Notary Public having authority within the State and County aforesaid,                             , with whom I am personally acquainted, and who acknowledged that he/she executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is                              of AMSOUTH BANK, an Alabama state bank, and is authorized by the bank to execute this instrument on behalf of the bank.

WITNESS my hand, at office, this          day of                     , 2002.

Notary Public

My Commission Expires:

EXHIBIT “H”

FORM OF RETAIL LEASE

SUBLEASE

1.        Parties.    THIS SUBLEASE (“Sublease”), dated as of the      day of             , 2002, is entered into by and between K & M Enterprises, a Tennessee general partnership (“Sublessor”), and Country Music Television, Inc., a Tennessee corporation (“Sublessee”).

2.        Premises.    Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, upon the terms, conditions and covenants set forth herein, those certain premises containing approximately 2,195 rentable square feet situated on the first floor of that certain building commonly known as the Commerce Street Building and Parking Facility, located at Commerce Street and Second Avenue North, Nashville, Tennessee (the “Premises”).

3.        Term.    (a)    The term of this Sublease (“Term”) shall commence on July 1, 2002 (“Commencement Date”) and shall expire on June 30, 2007.

         (b)    Sublessee shall have the option (the “First Option”) to extend the Term for the period of July 1, 2007 through September 30, 2009, upon providing Sublessor with written notice on or before January 31, 2007. Upon receipt of Sublessee’s notice exercising the First Option, Sublessor shall promptly exercise its option to extend the Master Lease (as hereinafter defined) pursuant to Article 33 thereof.

         (c)    In the event that Sublessee exercises the First Option, Sublessee shall have the further option to extend the Term for the period of October 1, 2009 through June 30, 2012, upon providing Sublessor with written notice on or before June 30, 2009.

4.        Monthly Rent.    Commencing on the Commencement Date, Sublessee shall pay to Sublessor a monthly rental amount equal to the Minimum Rent payable by Sublessor under the Master Lease. Sublessee shall also be responsible to reimburse Sublessor for all amounts payable by Sublessor for real estate taxes under Article 7 of the Master Lease from and after the Commencement Date, and any other amounts required to be paid by Sublessor under the Master Lease, except if payable as a result of Sublessor’s failure to perform any of its obligations under the Master Lease. Sublessee shall make all rental payments hereunder on the first day of each month occurring during the Term; provided, however, that Sublessor shall send prompt written notice to Sublessee of (i) the initial amounts payable hereunder, as soon as the Minimum Rent under the Master Lease for the Term is established and (ii) any changes to the such amounts occurring throughout the Term.

5.        Possession.    Sublessor shall deliver possession of the Premises to Sublessee promptly following Sublessor’s receipt of consent of the Master Lessor (as hereinafter defined) to this Sublease, but in no event later than April 1, 2002. Sublessee’s use and occupancy of the Premises for any period prior to the Commencement Date shall be governed by the terms of this Sublease, except that no rent or other amounts shall be payable during such period.

6.        Condition of Premises.    Sublessor shall deliver, and Sublessee shall accept, the Premises in vacant and broom-clean condition, with all heating, plumbing, electric and all other utilities in good working order, and with Premises in compliance with all applicable codes, laws and ordinances of any regulatory or governmental agency having jurisdiction thereof.

7.        Use of the Premises.    Sublessee shall use the Premises for such purposes permitted under the Master Lease. Sublessee shall have access to the Premises 24 hours a day, 7 days a week, throughout the Term.

8.        Master Lease.    (a)    Sublessor hereby warrants that (i) Sublessor is the tenant, as successor-in-interest to J.C. Bradford & Company, under that certain Commerce Street Parking and Retail Facility Lease dated March 10, 1992 (the “Master Lease”) with Commerce Street Venture (“Master Lessor”), which Master Lease covers the Premises; (ii) the Master Lease is in full force and effect and neither Sublessor nor Master Lessor is in default under any provision under the Master Lease; (iii) a true and complete copy of the Master Lease (and any amendments thereto) is attached hereto as Exhibit “B”; and (iv) the Premises are not subleased to others. Sublessee shall have the peaceful and quiet enjoyment of the Premises without hindrance on the part of Sublessor, and Sublessor will warrant and defend the Sublessee in such peaceful and quiet enjoyment of the Premises against the claims of all persons claiming by, through or under the Sublessor. Sublessor shall keep the Master Lease in full force and effect by making timely payments of rent as required by the Master Lease and by performing all obligations of the lessee under the Master Lease not specifically assumed by the Sublessee hereunder. Sublessor shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Lessor under the Master Lease, and Sublessor shall indemnify and hold Sublessee harmless from and against all claims, liabilities and damages of any kind whatsoever by reason of any breach or default on the part of Sublessor. Sublessor agrees, upon receipt from Sublessee of written notice of any default, obligation or duty of the Master Lessor under the Master Lease to promptly notify the Master Lessor of Sublessee’s notice and to use its best efforts to cause Master Lessor to rectify or fulfill any default, obligation or duty as listed in Sublessee’s notice.

(b)    Except as otherwise specifically provided in this Sublease, Sublessee covenants and agrees to comply with all of the terms, covenants, conditions and obligations of the Master Lease to be kept and performed on the part of the tenant thereunder. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Master Lease and their respective counterpart provisions in the Master Lease shall be excluded only to such extent. Notwithstanding anything herein contained, as between Sublessor and Sublessee, and for purposes of this Sublease, the following provisions of the Master Lease are hereby deleted: Articles 3, 4, 7, 11, 14, 20, 29, 31, 32, 33, 34 and 35, Sections 5(a), 28(c) and 28(j), and the second sentence of Section 28(h).

9.        Alterations, Additions and Improvements.    Sublessee shall not make or permit any alterations, additions or improvements to be made in, on or about the Premises without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Any such alterations, additions or improvements so made by Sublessee, shall be at Sublessee’s sole cost and expense, and shall be performed in compliance with all laws affecting same.

10.        Insurance.    Sublessee shall maintain in full force and effect at all times during the Term, at its own expense, for the protection of Sublessee, Sublessor and any lender of Sublessor, as their interests may appear, such insurance as may be required under the terms of the Master Lease. Sublessee shall, on or prior to the entry by Sublessee onto the Premises, deliver to Sublessor, certificates of insurance evidencing the coverage specified above, and not less than thirty (30) days prior to the end of the term of such coverage, evidence of renewals thereof.

11.        Assignment and Subletting.    Sublessee shall not assign this Sublease, without the prior written consent of (i) Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) Master Lessor, to the extent required under the Master Lease. In the event that Master Lessor grants its consent to any assignment of this Sublease by Sublessee, Sublessor shall not withhold its consent to such assignment. Notwithstanding anything to the contrary contained herein, Sublessor’s consent shall not be required to an assignment of this Sublease or a sublet of the Premises by Sublessee to any entity that controls, is controlled by, or is under common control with Sublessee, or to any entity which acquires all or substantially all of the assets, stock or business of Sublessee, or to any entity with which Sublessee shall merge or consolidate, provided in all instances Sublessee shall remain liable as to all of the terms, provisions and conditions of this Lease. As used herein, the term “control” (i) in the case of a corporation shall mean ownership of fifty (50%) percent or more of the outstanding capital stock of that corporation, (ii) in the case of a general partnership, shall mean fifty (50%) percent or more of the general partnership interest of the partnership, (iii) in the case of a limited partnership, shall mean fifty (50%) percent or more of the general and limited partnership interests of such limited partnership, (iv) in the case of a limited liability company, shall mean fifty (50%) percent or more of the membership interests of such limited liability company, and (v) in the case of a limited liability partnership, shall mean fifty (50%) percent or more of the partnership interest of such limited liability partnership.

12.        Surrender of the Premises.    (a) Upon the expiration or sooner termination of the Term of this Sublease, as the same may be extended, Sublessee shall surrender the Premises to Sublessor in substantially the same condition existing as of the Commencement Date, normal wear and tear, fire and casualty excepted. Any leasehold improvements which are part of the realty shall belong to Sublessor, provided, however, that all trade fixtures, equipment and other personal property located on the Premises shall belong to Sublessee and, upon expiration of this Sublease, Sublessee shall remove from the Premises all such trade fixtures, equipment and personal property.

(b)        Upon expiration or sooner termination of this Sublease, if Sublessee shall hold over and remain on the Premises, such holding over shall not be deemed to be an extension of this Sublease, but shall, to the extent permitted under the Lease, be deemed to create a tenancy-at-sufferance, and Sublessee shall be obligated to pay to Sublessor an amount equal to 125% of the monthly rent payable on the date before such hold over for each month that Sublessee remains in occupancy of the Premises; provided, however, that in the event Sublessee shall hold over and remain on the Premises beyond June 30, 2012, Sublessee shall be liable to reimburse Sublessor for any amounts payable by Sublessor under the Master Lease as a result of such holding over.

13.        Notices.    Any notice or demand required or desired to be given under this Sublease shall be in writing and shall be deemed duly delivered if mailed by registered or certified mail, return receipt requested, or delivered overnight by a nationally recognized overnight express courier addressed, if to Sublessee, at the address of Sublessee or such other address as Sublessee shall have last designated by notice in writing to Sublessor, and, if to Sublessor, at the address of Sublessor or such other address as Sublessor shall have last designated by written notice to Sublessee. Initial addresses for notices are as follows:

SUBLESSOR:	K&M Enterprises
Attn: Walter G. Knestrick
2617 Grandview Avenue
Nashville, Tennessee 37211
Telephone: (615) 259-3755
Facsimile: (615) 256-7578

With a copy to:	Douglas McDowell
Steve Massey
602 Green Park
Nashville, Tennessee 37215
Telephone: (615) 248-1122
Facsimile: (615) 255-4610

With a copy to:	Fred Russell Harwell, Esq.
Stokes, Bartholomew, Evans & Petree, P.A.
424 Church Street, Suite 2800
Nashville, Tennessee 37219
Phone: (615) 259-1457
Fax: (615) 259-1470
E-Mail: rharwell@stokesbartholomew.com

SUBLESSEE:	Country Music Television, Inc.
(Prior to October 1, 2002)	2806 Opryland Drive
Nashville, Tennessee 37214
Attention: General Manager

SUBLESSEE:	Country Music Television, Inc.
(After October 1, 2002):	330 Commerce Street
Nashville, Tennessee 37201
Attention: General Manager

With a copy to:	Viacom Inc.
1515 Broadway
New York, New York 10036
Attention: General Counsel

14.        Brokers.    Sublessor and Sublessee each warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Sublease. Sublessee and Sublessor shall indemnify and hold harmless each other from and against any and all liabilities or expenses, including reasonable attorneys’ fees, arising out of claims made by any broker or individual for commissions or fees resulting from the execution of this Sublease.

15.        General.

A.        Captions.    The captions and headings used in this Sublease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Sublease.

B.        Time.    Time is of the essence for the performance of each term, condition and covenant of this Sublease.

C.        Severability.    In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Sublease, but this Sublease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

D.        Force Majeure.    Sublessor and Sublessee shall not be deemed to be in default of its obligations hereunder should their performance be hindered, delayed or prevented by reason of the elements, war, riot, strikes, lockouts, labor disputes, inability to procure or general shortage of labor or material in the normal course of trade or any other cause beyond the control of Sublessor or Sublessee.

E.        Choice of Law.    This Sublease shall be construed and enforced in accordance with the laws of Tennessee.

F.        Gender; Singular, Plural.    When the context of this Sublease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

G.        Binding Effect.    The covenants and agreements contained in this Sublease shall be binding on the parties hereto and on their respective successors and assigns.

H.        Entire Agreement.    This Sublease is the entire agreement between the parties with regard to the subject matter hereof and there are no agreements or representations with regard thereto between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

I.        Consent.    This Sublease is subject to the consent of the Master Lessor.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUBLESSOR:

K & M ENTERPRISES

By:
Walter G. Knestrick
Managing General Partner

SUBLESSEE:

COUNTRY MUSIC TELEVISION, INC.

By:
David H. Williamson
Vice President-Real Estate

Consented to:

Commerce Street Venture

By:
Name:
Title:

EXHIBIT B

EXHIBIT C

EXHIBIT A

'06 CMT Music Awards
Expansion Space
Mar. 17th – Wk. of April 3rd

330 Commerce – 1st Floor